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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 19, 2005

                         MGCC Investment Strategies Inc
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               (Exact Name of Registrant as Specified in Charter)

           Nevada                       000-50803                88-0495105
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(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


    12890 Hilltop Road, Argyle, Texas                                76226
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(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (972) 233-0300

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 Section 5--Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

         On December 19, 2005, Hisonic International Inc, formerly MYTOP International Inc. ("Hisonic"), the principal stockholder of MGCC Investment Strategies Inc., a Nevada corporation (the "Company"), entered into a Stock Purchase Agreement with Halter Financial Investments, L.P., a Texas limited partnership ("HFI") (the "Stock Purchase Agreement"), pursuant to which Hisonic sold 20,000,000 shares of the Company's common capital stock, par value $.0001 per share, to HFI for an aggregate purchase price of $300,000, or $0.015 per share . Neither Hisonic nor any of its affiliates have any relationship with HFI or any of its affiliates other than in respect of the Stock Purchase Agreement. Following its purchase of the shares pursuant to the Stock Purchase Agreement, HFI became the holder of approximately 86.4% of the Company's issued and outstanding common capital stock..

         The Stock Purchase Agreement further provides the following:

         o All officers of the Company must resign upon execution of the Stock Purchase Agreement;

         o All directors of the Company other than Rachel (Pin) Kang must resign upon execution of the Stock Purchase Agreement; and

         o The Company shall, under the direction of HFI, make all necessary filings to effect a 20 for one reverse split (the "Reverse Split") of the Company's common capital stock within 30 days of execution of the Stock Purchase Agreement; and

         HFI, Hisonic and Rachel (Pin) Kang have entered into a Put Option Agreement providing that upon the effectiveness of the Reverse Split, Hisonic and Ms. Kang may require HFI to purchase up to an aggregate of 75,000 post reverse split shares of the common capital stock of the Company at a price per share of $4.00 at any time during the period of time commencing six months following the effectiveness of the Reverse Split and ending six months after the Company's completion of a transaction whereby the Company acquires operating control, or substantially all of the assets, of a privately held corporation generating revenues as reported in financial statements audited in conformity with accounting practices generally accepted in the United States.

         HFI used "working capital" to purchase the stock. As used herein, the term "working capital" includes income from the business operations of HFI plus sums borrowed from, among other sources, banks and brokerage firm margin accounts, to operate HFI in general. Before the execution of the Stock Purchase Agreement, the Company's controlling stockholder was Hisonic.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors and Executive Officers
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         On  December  19,  2005,  upon  the  execution  of the  Stock  Purchase
Agreement, Zhi Li and Ye Chen resigned as members of the Company's board of directors. Following their resignation, the sole remaining director, Rachel
(Pin) Kang, adopted resolutions electing Timothy P. Halter to the Company's board of directors subject to compliance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended. Ms. Kang and all other executive officers of the Company also resigned all positions held by them with the Company, and the board of directors thereafter voted to elect Mr. Halter as Chairman of the Board, President, Chief Financial Officer and Secretary of the Company.



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         Mr.  Halter  has been the  President  and sole  shareholder  of  Halter
Financial Group, Inc., a Texas corporation ("HFG"), since 1995. HFG is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance. During 2001, 2002, and 2003, Mr. Halter was also a registered representative with Founder's Equity Securities, Inc., a NASD member firm. In 2003, Mr. Halter terminated his relationship with Founder's Equity Securities, Inc. Mr. Halter currently serves as an officer and director of three public companies: DXP Enterprises, Inc., a Texas corporation, Las Vegas Resorts Corporation, a Nevada corporation and Nevstar Gaming and Entertainment Corp., a Nevada corporation.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MGCC Investment Strategies Inc.

                                                  /s/ Timothy P. Halter
                                                 -------------------------------
                                                 Timothy P. Halter,
                                                 Sole Officer


DATED:  December 19, 2005